UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 19, 2015 (February 15, 2015)

THC FARMACEUTICALS, INC.
formerly, City Media, Inc.
(Exact name of registrant as specified in its charter)

UTAH
(State or other jurisdiction of incorporation)

000-54754
(Commission File No.)

7170 E. McDonald Drive, Suite 3
Scottsdale, Arizona 85253
(Address of principal executive offices and Zip Code)

5635 N. Scottsdale Road
Scottsdale, Arizona 85250
(Former Address of principal executive offices and Zip Code if change since last report)

(480) 725-9060
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 12, 2015, we obtained an Assignment of Application from Sadia Barrameda ("Barrameda") wherein Barrameda assigned us 80% of the ownership interest in the following patent applications:  (1) U.S. Patent Application No. 14/564,672, filed with the United States Patent and Trademark Office on December 9, 2014; and, (2) PCT Application No. PCT/US15/18820, filed with the United States Patent and Trademark Office receiving office on March 4, 2015 (collectively the "Patent Applications") in consideration of $8,532.  Barrameda will continue to retain a 20% interest in the Patent Applications.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 15, 2015, we filed amended articles of incorporation with the Secretary of State of Utah changing our name to THC Farmaceuticals, Inc.  Our trading symbol will continue to be CBDG.

ITEM 8.01      OTHER EVENTS.

On March 10, 2015, we were advised by our patent attorneys that the documents required for filing a U.S. Utility Patent (No. 14/638,939) were filed with the United States Patent and Trademark Office on March 10, 2015.  The invention relates generally to digital currency wallets, and specifically to wallets that securely hold multiple currencies.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

3.1	Amended Articles of Incorporation
10.1	Assignment of Application

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 19th day of March, 2015.

THC FARMACEUTICALS, INC.

BY:	ERIC MILLER
Eric Miller, President